Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 10/04/2019 11:16 AM
ID: 2019-000879198

Foreign Profit Corporation Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance:

1. Corporation name:

Poverty Dignified, Inc.

2. Incorporated under the laws of: Nevada
(State or country)

3. Date of incorporation: 09/27/2013
(Date – mm/dd/yyyy)

4. Period of duration: Perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

6428 W Wilkinson Blvd., #305
Belmont, NC 28012

6. Principal office address:

6428 W Wilkinson Blvd., #305
Belmont, NC 28012

7. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. ***The registered agent must have a physical address in Wyoming.*** *If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed* ***in addition to a physical address.****)*

Name: Northwest Registered Agent Service Inc.

Address: 30 N Gould St, Ste N
Sheridan, WY 82801

(If mail is received at a Post Office Box, please list above ***in addition to the physical address.****)*

RECEIVED OCT - 1 2019 WYOMING SECRETARY OF STATE

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

Any legal purpose

9. Names and respective addresses of its officers and directors:

Office	Name	Address
President	Matthew D. Alpeter	6428 W Wilkinson Blvd., #305 Belmont, NC 28012
Vice President	N/A	N/A
Secretary	George Critz	6428 W Wilkinson Blvd., #305 Belmont, NC 28012
Treasurer	George Critz	6428 W Wilkinson Blvd., #305 Belmont, NC 28012
Director	Matthew D. Alpeter	6428 W Wilkinson Blvd., #305 Belmont, NC 28012
Director	John K. Lowther	6428 W Wilkinson Blvd., #305 Belmont, NC 28012
Director	George Critz	6428 W Wilkinson Blvd., #305 Belmont, NC 28012

10. Aggregate number of shares or other ownership units which it has the **authority to issue.**
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

The number of shares the Corporation has authority to issue is 2,490,000,000 common shares at a par value $0.001 per share and 10,000,000 shares of preferred shares at a par value of $0.001 per share.

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

275,579,302 shares of common stock, $0.001 par value; 1,000,000 shares of Series E preferred stock, $0.001 par value

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: [signature]
(Shall be executed by an officers or director of the corporation.)

Date 09/24/2019
(mm/dd/yyyy)

Print Name: George Critz

Title: Director

Contact Person: Jennifer Abney

Daytime Phone Number: (713) 877-8333

Email: jennifer@sonfield.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

State of South Carolina **County of** York

The foregoing instrument was acknowledged before me by George Critz
Signatory's Printed Name

[signature] — *Notary Public's Signature*

09/25/2019 — *Notary Date (mm/dd/yyyy)*

02/2029 — *Notary's Commission Expiration*

Notarial Seal: TRISTEN CUDD NOTARY PUBLIC SOUTH CAROLINA

REQUIRED ATTACHMENT TO INCLUDE WITH THE FILING

- [✔] A certified copy of its original Articles of Incorporation and all amendments currently certified within the last six (6) months by the proper officer of the state or nation of formation.

- [✔] A copy of the company resolution authorizing continuance of the Profit Corporation into Wyoming.

Note: Please **provide evidence showing the entity has been dissolved** after the continuation into Wyoming has been completed. Copies of the dissolution are acceptable and can be emailed to business@wyo.gov or mailed in.

Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Northwest Registered Agent Service, Inc., registered office located at
(name of registered agent)

30 N Gould St Ste N
Sheridan, WY 82801
voluntarily consent to serve

* ***(registered office physical address, city, state & zip)***

as the registered agent for Poverty Dignified, Inc.
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: Tom Glover
(Shall be executed by the registered agent.)

Date: 08/20/2019
(mm/dd/yyyy)

Print Name: Tom Glover

Daytime Phone: (509) 768-2249

Title: Assistant Secretary

Email: compliance@northwestregisteredagent.com

Registered Agent Mailing Address
(if different than above):

*** If this is a current registered agent changing their registered address on file, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________________
(Shall be executed by the registered agent.)

Date:
(mm/dd/yyyy)

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

09/02/2019 07:43:36 AM

Work Order Number: W2019082701677 - 66119
Reference Number: 20190133652
Through Date: 09/02/2019 07:43:36 AM
Corporate Name: POVERTY DIGNIFIED INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20190264596-84	Amendment - 06/20/2019	1
20190198214-67	Amended and Restated Articles - 05/02/2019	6
20190142969-13	Amendment - 04/01/2019	2
20130633519-63	Articles of Incorporation - 09/27/2013	2

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Denise Repp
Certificate Number: B20190902192672
You may verify this certificate
online at http://www.nvsos.gov

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20190264596-84
	Filing Date and Time 06/20/2019 12:08 PM
	Entity Number E0469832013-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Poverty Dignified, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE V. CAPITAL STOCK.

Number and Designation. The total number of shares of all classes that this Corporation shall have authority to issue shall be 2,500,000,000, of which 2,490,000,000 shall be shares of common stock, par value $0.001 per share, and 10,000,000 shall be shares of preferred stock, par value $0.001 per share.

The remaining provisions of this Article V and the Amended and Restated Articles of Incorporation shall remain in full force and effect as originally written.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 67

4. Effective date and time of filing: (optional) Date: 07/08/2019 Time: 8:00 am

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190198214-67
Secretary of State	Filing Date and Time: 05/02/2019 8:00 AM
State of Nevada	Entity Number: E0469832013-3

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Poverty Dignified Inc.

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☐ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Please see attached.

4. Effective date and time of filing: (optional) Date: 05/21/2019 Time: 8:00 am

(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

TO

CERTIFICATE TO ACCOMPANY

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Pursuant to the provisions of NRS 78.380(1), the initial board of directors has resolved and does hereby amend and restate the articles of incorporation prior to the issuance of voting stock.

ARTICLE I
NAME

The name of the Corporation is Poverty Dignified, Inc. (hereinafter, the "Corporation").

ARTICLE II
REGISTERED OFFICE AND AGENT

The name of the Corporation's registered agent in the State of Nevada is Vcorp Services, Inc., and the street address of the said registered agent where process may be served on the corporation is 701 S. Carson Street, Suite 200, Carson City Nevada 89701. The mailing address and the street address of the registered agent are identical.

ARTICLE III
POWERS

The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada. The Corporation shall have all the powers of a corporation organized under the Revised Statutes of the State of Nevada.

ARTICLE IV
TERM

The Corporation is to have perpetual existence.

ARTICLE V
CAPITAL STOCK

Number and Designation. The total number of shares of all classes that this Corporation shall have authority to issue shall be 500,000,000, of which 490,000,000 shall be shares of common stock, par value $0.001 per share, and 10,000,000 shall be shares of preferred stock, par value $0.001 per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by the corporation shall be paid in such form and in such manner as the board of directors shall determine. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the corporation of such consideration. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

Designated common stock. Shares of common stock not at the time designated as shares of a particular series pursuant to this Article V or any other provision of these Amended and Restated Articles of Incorporation may be issued from time to time in one or more designated series. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of common stock and each series shall have a distinguishing designation.

Undesignated common stock. Shares of common stock not at the time designated as shares of a particular series, pursuant to this Article V or any other provision of these Amended and Restated Articles of Incorporation may be issued from time to time without any distinctive designation. Such undesignated common stock is referred to herein as "common stock". Except as provided in these Amended and Restated Articles or the designation of any series or class of capital stock, the holders of the common stock shall exclusively possess all voting power. Subject to the provisions of these Amended and Restated Articles, each holder of shares of common stock shall be entitled to one vote for each share held by such holder. The term "common stock" shall mean all shares now

or hereafter authorized of any class of common stock of the Corporation.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Each share of undesignated common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

Serial Preferred Stock. Shares of Preferred Stock not at the time designated as shares of a particular series pursuant to this Article V or any other provision of these Amended and Restated Articles of Incorporation may be issued from time to time in one or more additional series. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation. Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

Series E Preferred Stock. There shall be a series of Preferred Stock designated as "Series E Preferred Stock," par value $.001 per share, and the number of shares constituting such series shall be 1,000,000. Such series is referred to herein as the "Series E Preferred Stock."

(a) Stated Capital. The amount to be represented in stated capital at all times for each share of Series E Preferred Stock shall be $.001.

(b) Rank. All shares of Series E Preferred Stock shall rank subordinate and junior to all of the Corporation's common stock, par value $.001 per share, and preferred stock, par value $.001 per share, now or hereafter issued, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(c) Dividends. No dividend shall be declared or paid on the Series E Preferred Stock.

(d) No Liquidation Participation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of Series E Preferred Stock shall not be entitled to participate in the distribution of the assets of the Corporation. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Article (V) shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

(e) Right to Action by Vote or Consent. Except as otherwise required by law, the shares of outstanding Series E Preferred Stock shall have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding voting shares of capital stock such that the holders of outstanding shares of Series E Preferred Stock shall always constitute sixty-six and two thirds (66 2/3rds) of the voting rights of the Corporation. The 66 2/3rds voting rights may be exercised by vote or written consent based on the will of a majority of the holders of Series E Preferred Stock. Except as otherwise required by law or by the Amended and Restated Articles of Incorporation of which this designation is a part, the holders of shares of common stock and Series E Preferred Stock shall vote together and not as separate classes.

(f) Manner of Voting. If the Series E Preferred Stock is held by more than one person, majority vote or written consent of the holders shall constitute a vote or written consent of all shares of Series E Preferred Stock.

(g) No Redemption. The shares of Series E Preferred Stock are not redeemable.

(h) Preemptive Rights. The Series E Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

ARTICLE VI
PREEMPTIVE RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VII
DIRECTORS

(a) Number; Vacancies. The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section (b) of this Article VII.

(b) Classified Board. The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock) shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the first meeting of the board of directors of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three-year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

(c) Increase and Reduction in Number of Directors. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

(d) Directors Elected by Preferred Stockholders. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected in addition to the number of directors fixed as provided in this Article VII. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

(e) Removal of Directors. Notwithstanding any other provision of these Amended and Restated Articles or the bylaws of the Corporation, any director or all the directors of a single class (including the entire board of directors) of the Corporation may be removed, at any time, but only by the affirmative vote or consent of the holders of at least 2/3ds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class). Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article VII shall not apply with respect to the director or directors elected by such holders of preferred stock.

(f) Additional Authority of Directors. In furtherance, but not in limitation of the powers conferred by statute, the board of directors is expressly authorized to do the following:

(i) Designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation and such number of natural persons who are not directors as the board of directors shall designate, which to the extent provided in the Resolution, or in the by-laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation.

(ii) As provided by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

(iii) As provided by Nevada Revised Statutes 78.207, without repeating the section in full here, the board of directors shall have the authority to change the number of shares of any class or series, if any, of authorized stock by increasing or decreasing the number of authorized shares of the class or Series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each stockholder of record at the effective date and time of the change by a resolution adopted by the board of directors, without obtaining the approval of the stockholders.

(iv) If a proposed increase or decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, then the decrease must be approved by the vote, in addition to any vote required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the increase or decrease, regardless of limitations or restrictions on the voting power thereof. The increase or decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power in each class or series whose preference or rights are not adversely affected by the increase or decrease.

(v) Have the sole authority to call annual or special meetings of the stockholders or delegate a committee of the board of directors the power to call special meetings by the board of directors.

(vi) Change the name of the Corporation at any time and from time to time to any name authorized by Nevada Revised Statutes 78.039.

ARTICLE VIII
VOTING

(a) Cumulative Voting. Except for the right, if any, of holders of shares of preferred stock then outstanding to cumulate votes expressly set forth in the resolution, resolutions or designation providing for the issuance of such shares, cumulative voting is not permitted with respect to the election of directors.

(b) Stockholder Proposals. Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting: provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the company not

later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders.

ARTICLE IX
INDEMNIFICATION

Any person who was or is a party or was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding and, if so requested, the Corporation shall advance (within two business days of such request) any and all such expenses to the person indemnified; provided, however, that (i) the foregoing obligation of the Corporation shall not apply to a claim that was commenced by the person indemnified without the prior approval of the Board of Directors. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article IX. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee,

or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

The indemnification provided by this Article IX shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

ARTICLE X
LIMITATIONS ON DIRECTORS' LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except: (a) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of Nevada Revised Statutes Section 78.300. If the Nevada Revised Statutes are amended after the date of filing of these Amended and Restated Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XI
SEVERABILITY PROVISIONS

If any voting powers, preferences and relative, participating, optional and other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of all classes and series of capital stock and qualifications, limitations and restrictions thereof set forth in these Amended and Restated Articles of Incorporation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of any series or class of capital stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of any class or series of capital stock and qualifications, limitations, and restrictions thereof set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof unless so expressed herein.

ARTICLE XII
STATUTORY ELECTIONS

(a) The Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.379(3), inclusive, relating to acquisition of a controlling interest in the Corporation.

(b) The Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.411 to 78.444, inclusive, relating to combinations with interested stockholders.

ARTICLE XIII
BYLAWS AMENDMENT

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation only by a unanimous vote of the board of directors without a vote or other action by the stockholders.

ARTICLE XIV
AMENDED AND RESTATED ARTICLES

The unanimous board of directors and majority shareholders have adopted a resolution pursuant to the provisions of Section 78.315(2) and 78.320(2) of the Nevada Revised Statutes to adopt and file these Amended and Restated Articles with the Nevada Secretary of State.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190142969-13
Secretary of State	Filing Date and Time
State of Nevada	04/01/2019 9:32 AM
	Entity Number
	E0469832013-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

POVERTY DIGNIFIED INC.

2. The articles have been amended as follows: (provide article numbers, if available)

3. Authorized Stock:
Number of shares with par value: 510,000,000. Par value per share: $0.0001. Number of shares without par value: 0

Please see exhibit A for a breakdown of the stock information.

4. Names and Addresses of the Board of Directors/Trustees:
Matthew Alpeter, 6428 W Wilkinson Blvd, STE 305, Belmont, North Carolina 28012
George Critz, 6428 W Wilkinson Blvd, STE 305, Belmont, North Carolina 28012
John K Lowther, 6428 W Wilkinson Blvd, STE 305, Belmont, North Carolina 28012

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] 4-1-19

Signature of Officer George Critz, Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

EXHIBIT A to Amendment to the Certificate of Poverty Dignified, Inc.

Article 3 Authorized Stock is hereby amended to increase the authorized stock of the Corporation to: 500,000,000 shares of common stock; par value $0.0001 per share; and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Without further authorization from the shareholders, the Board of Directors shall have the authority to divide and issue from time to time any or all of the Ten Million (10,000,000) shares of such Preferred Stock into one or more series with such designations, preferences or other special rights, or qualification, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval of the corporation's shareholders, prior to such issuance, such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates which dividends on such series of Preferred Stock shall be paid; the rights if any, of the holders of such class or series of the Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such class or series of Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions for such conversion or exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such class or series of Preferred Stock may be redeemed; the rights of the holders of shares of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such class or series of Preferred Stock. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not above the number of shares of that class or series then authorized.

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20130633519-63
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/27/2013 11:16 AM
	Entity Number E0469832013-3

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	POVERTY DIGNIFIED INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: VCORP SERVICES, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address: ___ City: ___ Nevada Zip Code: ___ Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 110000000 — Par value per share: $ 0.00010 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) JOHN K LOWTHER (Name) 7725 RATHLIN COURT (Street Address), CHARLOTTE (City), NC (State), 28270 (Zip Code) 2) ___ (Name) Street Address ___ City ___ State ___ Zip Code ___
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	LAW OFFICES OF JILLIAN SIDOTI (Name) — X LAW OFFICES OF JILLIAN SIDOTI (Incorporator Signature) 38730 SKY CANYON RD. SUITE A (Address), MURRIETA (City), CA (State), 92592 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X VCORP SERVICES, LLC — 9/27/2013 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Poverty Dignified, Inc.
Name of Represented Business Entity

I, VCORP SERVICES, LLC am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) X commercial registered agent listed with the Nevada Secretary of State,

b) noncommercial registered agent with the following address for service of process:

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on ______ (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature], secretary & member
Authorized Signature of R.A. or On Behalf of R.A. Company

Date 9.27.13

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

POVERTY DIGNIFIED, INC.
(a Nevada corporation)

CERTIFICATE OF RESOLUTION

OF DIRECTORS

AUGUST 14, 2019

This CERTIFICATE OF RESOLUTION OF DIRECTORS when executed by the Directors of the corporation in accordance with the provisions of Section 78.315 of the Nevada Revised Statutes, will become effective as of the above date; and will have the same force and effect as if the Directors were present and acting at a meeting duly noticed and held for the purpose of adopting the resolutions and taking the Corporate action hereinafter set forth.

CONTINUING INTO WYOMING

The directors of the Corporation are of the opinion that it will better benefit the Corporation to continue to do business in Wyoming. Therefore, it is

RESOLVED that the Corporation file Foreign Profit Corporation Articles of Continuance with the Secretary of State of Wyoming;

BE IT FURTHER RESOLVED that the stock transfer records of the Corporation will not be closed; and

BE IT FURTHER RESOLVED that the President and the Secretary of the Corporation be, and each of them hereby is, authorized to execute and deliver the Foreign Profit Corporation Articles of Continuance and such other documents and instruments and do all acts and things to effectuate the intent of the foregoing resolution.

ADOPTION OF AMENDED AND RESTATED ARTICLES

The directors of the Corporation are of the opinion that it will better benefit the Corporation to amend and restate its Articles of Incorporation in Wyoming. Therefore, it is

RESOVLED that the Corporation adopt the following Amended and Restated Articles to be reflected on file with the Secretary of State of Wyoming:

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

POVERTY DIGNIFIED, INC.

ARTICLE I
NAME

The name of the Corporation is Poverty Dignified, Inc. (hereinafter, the "Corporation").

ARTICLE II
REGISTERED OFFICE AND AGENT

The name of the Corporation's registered agent in the State of Wyoming is Northwest Registered Agent Service, Inc., and the street address of the said registered agent where process may be served on the Corporation is 30 N. Gould St. STE N, Sheridan, Wyoming 82801. The mailing address and the street address of the said registered agent are identical.

ARTICLE III
PURPOSES AND POWERS

The purpose for which the Corporation is organized is engaging in any lawful business. The Corporation shall have all the powers enumerated in the Wyoming Business Corporation Act.

ARTICLE IV
TERM

The Corporation is to have perpetual existence.

ARTICLE V
CAPITAL STOCK

Number and Designation. The total number of common shares the Corporation has authority to issue shall be unlimited at a par value $0.001 per share. In addition, the number of shares of preferred stock the corporation has authority to issue is unlimited at a par value $0.001 The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by the corporation shall be paid in such form and in such manner as the board of directors shall determine. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the corporation of such consideration. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

Shares may but need not be represented by certificates. Unless the Wyoming Business Corporation Act or another statute expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

A description of the different classes and series of the Corporation's capital stock, and a statement of the relative powers, designations, limitations, preferences and rights of the shares of each class and series of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

Designated common stock. Shares of common stock not at the time designated as shares of a particular class or series pursuant to this Article V or any other provision of these Articles of Incorporation may be issued from time to time in one or more designated classes and series. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges and limitations of any such class of series before the issuance of any shares of that class or series. The board of directors shall determine the number of shares constituting each class or series of common stock and each class and series shall have a distinguishing designation.

Undesignated common stock. Shares of common stock not at the time designated as shares of a particular class or series, pursuant to this Article V or any other provision of these Articles of Incorporation may be issued from time to time without any distinctive designation. Such undesignated common stock is referred to herein as "common stock". Except as provided in these Articles or the designation of any class or series of capital stock, the holders of the common stock shall exclusively possess all voting power. Subject to the provisions of these Articles, each holder of shares of common stock shall be entitled to one vote for each share held by such holder. The term "common stock" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of

the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Each share of undesignated common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

Serial Preferred Stock. Shares of Preferred Stock, not at the time designated as a series pursuant to these Articles of Incorporation may be issued from time to time in one or more additional series. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by the corporation shall be paid in such form and in such manner as the board of directors shall determine. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The board of directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation. Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

Series E Preferred Stock. There shall be a class of Preferred Stock designated as "Series E Preferred Stock," par value $.001 per share, and the number of shares constituting such class shall be 1,000,000. Such class is referred to herein as the "Series E Preferred Stock."

(a) Stated Capital. The amount to be represented in stated capital at all times for each share of Series E Preferred Stock shall be $.001.

(b) Rank. All shares of Series E Preferred Stock shall rank subordinate and junior to all of the Corporation's common stock, par value $.001 per share, and preferred stock, par value $.001 per share, now or hereafter issued, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(c) Dividends. No dividend shall be declared or paid on the Series E Preferred Stock.

(d) No Liquidation Participation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of Series E Preferred Stock shall not be entitled to participate in the distribution of the assets of the Corporation. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Article (V) shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

(e) Right to Action by Vote or Consent. Except as otherwise required by law, the shares of outstanding Series E Preferred Stock shall have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series E Preferred Stock shall always constitute sixty-six and two thirds (66 2/3rds) of the voting rights of the Corporation. The 66 2/3rds voting rights may be exercised by vote or written consent based on the will of a majority of the holders of Series E Preferred Stock. Except as otherwise required by law or by these Articles of Incorporation of which this designation is a part, the holders of shares of common stock and Series E Preferred Stock shall vote together and not as separate classes.

(f) Manner of Voting. If the Series E Preferred Stock is held by more than one person, majority vote or written consent of the holders shall constitute a vote or written consent of all shares of Series E Preferred Stock.

(g) No Redemption. The shares of Series E Preferred Stock are not redeemable.

(g) Preemptive Rights. The Series E Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

ARTICLE VI
PREEMPTIVE RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VII
DIRECTORS

(a) Number; Vacancies. The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section (b) of this Article VII.

(b) Classified Board. The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock) shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one Series Expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the first meeting of the board of directors of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three-year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

(c) Increase and Reduction in Number of Directors. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

(d) Directors Elected by Preferred Stockholders. Whenever the holders of any one or more classes of preferred stock or series within a class of the Corporation shall have the right, voting separately as a class or series, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected in addition to the number of directors fixed as provided in this Article VII. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more classes or series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

(e) Removal of Directors. Notwithstanding any other provision of these Articles or the bylaws of the Corporation, any director or all the directors of a single class (including the entire board of directors) of the Corporation may be removed, at any time, but only by the affirmative vote or consent of the holders of at least 2/3ds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class). Notwithstanding the foregoing, whenever the holders of any one or more class or series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article VII shall not apply with respect to the director or directors elected by such holders of preferred stock.

(f) Additional Authority of Directors. In furtherance, but not in limitation of the powers conferred by statute, the board of directors is expressly authorized to do the following:

(i) Designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation and such number of natural persons who are not directors as the board of directors shall designate, which to the extent provided in the Resolution, or in the by-laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation.

(ii) No contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. This paragraph shall be read and interpreted to provide the greatest latitude in its application.

(iii) As provided by Wyoming Business Corporation Act 17-16-602, without repeating the section in full here, the board of directors is authorized, without shareholder approval, to take any and all actions with respect to unissued shares as provided in said provision. This provision of the Wyoming Business Corporation Act 17-16-602 shall be read and interpreted to provide the greatest latitude in its application.

(iv) If a proposed increase or decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, then the decrease must be approved by the vote, in addition to any vote required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the increase or decrease, regardless of limitations or restrictions on the voting power thereof. The increase or decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power in each class or series whose preference or rights are not adversely affected by the increase or decrease.

(v) Change the name of the Corporation at any time and from time to time to any name authorized by Wyoming Business Corporation Act 17-16-401.

ARTICLE VIII
VOTING

(a) Cumulative Voting. Except for the right, if any, of holders of shares of preferred stock then outstanding to cumulate votes expressly set forth in the resolution, resolutions or designation providing for the issuance of such shares, cumulative voting is not permitted with respect to the election of directors.

(b) Stockholder Proposals. Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting: provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the company not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders.

(c) Right to Action by Consent. Any action required or permitted by the Wyoming Business Corporation Act, or these Articles of Incorporation, to be taken at a shareholders' meeting, including but not limited to, removing one or more directors, may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of the shareholder who signs the consent and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE IX
INDEMNIFICATION

Any person who was or is a party or was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding and, if so requested, the Corporation shall advance (within two business days of such request) any and all such expenses to the person indemnified; provided, however, that (i) the foregoing obligation of the Corporation shall not apply to a claim that was commenced by the person indemnified without the prior approval of the Board of Directors. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article IX. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

ARTICLE X
TRANSACTIONS WITH RELATED PARTIES

Subject to the provisions of the Wyoming Business Corporation Act 17-16-870:

(a) A contract or other transaction is not void or voidable solely because: (i) the contract or transaction is between the Corporation and: (1) One or more of its directors, officers or affiliates (as defined in 17-18-102(b)(i) of The Wyoming Uniform Securities Act); or (2) another corporation, firm or association in which one or more of its directors, officers or affiliates are directors, officers or affiliates or are financially interested; (ii) A common or interested director or officer: (1) is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction; or (2) joins in the signing of a written consent which authorizes or approves the contract or transaction pursuant to WBCA 17-16-870; or (iii) the vote or votes of a common or interested director are counted for the purpose of authorizing or approving the contract or transaction, if one of the circumstances specified in subsection (b) exists.

(b) The circumstances in which a contract or other transaction is not void or voidable pursuant to subsection (a) are: (i) The fact of the common directorship, office or financial interest is known to the board of directors or committee, and the directors or members of the committee, other than any common or interested directors or members of the committee, approve or ratify the contract or transaction in good faith. (ii) The fact of the common directorship, office or financial interest is known to the stockholders, and stockholders holding a majority of the voting power approve or ratify the contract or transaction in good faith. The votes of the common or interested directors, officers or affiliates must be counted in any such vote of stockholders. (iii) The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action. (iv) The contract or transaction is fair as to the corporation at the time it is authorized or approved.

(c) Common or interested directors or common or interested members of the committee may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested directors or common or interested members of the committee are not counted at the meeting, then a majority of the disinterested directors or disinterested members of the committee may authorize, approve or ratify a contract or transaction.

(d) The fact that the vote or votes of the common or interested director or directors, or common or interested member or members of the committee, are not counted for purposes of subsection (b) does not prohibit any authorization, approval or ratification of a contract or transaction to be given by written consent pursuant to subsection (c) of Article VIII of these Articles, regardless of whether the common or interested director signs such written consent or abstains in writing from providing consent.

(e) The board of directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the board of directors establishes the compensation of directors pursuant to this subsection, such compensation is presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence.

ARTICLE XI
LIMITATIONS ON DIRECTORS' LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except: (a) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of Wyoming Business Corporation Act 17-16-833. If the Wyoming Business Corporation Act is amended after the date of filing of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XII
SEVERABILITY PROVISIONS

If any voting powers, preferences and relative, participating, optional and other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of all classes and series of capital stock and qualifications, limitations and restrictions thereof set forth in these Articles of Incorporation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of any class or series of capital stock and qualifications, limitations, and restrictions thereof set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof unless so expressed herein.

ARTICLE XIII
BYLAWS AMENDMENT

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation only by a unanimous vote of the board of directors without a vote or other action by the stockholders.

COUNTERPARTS

These resolutions may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart hereof shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of these resolutions.

EXECUTED by the Directors as of the date set out above.

George C. Critz, III, Director	Matthew D. Alpeter, Director
John Kevin Lowther, Director	

(e) The board of directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the board of directors establishes the compensation of directors pursuant to this subsection, such compensation is presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence.

ARTICLE XI
LIMITATIONS ON DIRECTORS' LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except: (a) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of Wyoming Business Corporation Act 17-16-833. If the Wyoming Business Corporation Act is amended after the date of filing of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XII
SEVERABILITY PROVISIONS

If any voting powers, preferences and relative, participating, optional and other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of all classes and series of capital stock and qualifications, limitations and restrictions thereof set forth in these Articles of Incorporation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of any class or series of capital stock and qualifications, limitations, and restrictions thereof set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof unless so expressed herein.

ARTICLE XIII
BYLAWS AMENDMENT

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation only by a unanimous vote of the board of directors without a vote or other action by the stockholders.

COUNTERPARTS

These resolutions may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart hereof shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of these resolutions.

EXECUTED by the Directors as of the date set out above.

______________________	[signature] ______________________
George C. Critz, III, Director	Matthew D. Alpeter, Director

____

John Kevin Lowther, Director

(e) The board of directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the board of directors establishes the compensation of directors pursuant to this subsection, such compensation is presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence.

ARTICLE XI
LIMITATIONS ON DIRECTORS' LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except: (a) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of Wyoming Business Corporation Act 17-16-833. If the Wyoming Business Corporation Act is amended after the date of filing of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XII
SEVERABILITY PROVISIONS

If any voting powers, preferences and relative, participating, optional and other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of all classes and series of capital stock and qualifications, limitations and restrictions thereof set forth in these Articles of Incorporation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of any class or series of capital stock and qualifications, limitations, and restrictions thereof set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof unless so expressed herein.

ARTICLE XIII
BYLAWS AMENDMENT

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation only by a unanimous vote of the board of directors without a vote or other action by the stockholders.

COUNTERPARTS

These resolutions may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart hereof shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of these resolutions.

EXECUTED by the Directors as of the date set out above.

George C. Critz III, Director	Matthew D. Alpeter, Director
John Kevin Lowther, Director	

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that

Poverty Dignified, Inc.

an entity originally organized under the laws of Nevada on September 27, 2013, did on October **4**, 2019 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of State of Wyoming.

I further certify that **Poverty Dignified, Inc.** renounced its jurisdiction of formation and is now formed under the laws of the State of Wyoming in accordance with Wyoming statutes.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **4th** day of **October**, **2019**.

Edward A. Buchanan
Secretary of State

By: Angela Meena

Filed Date: 10/04/2019